Form N-SAR,
Sub-Item 77I
Terms of new or amended securities

Nuveen California Premium Income Municipal Fund
333-62854
811-07720


An additional preferred class of the registrants securities have been registered and have become effective on September 17, 2010, as stated in the Prospectus, containing a description of the Funds MuniFund Term Preferred Shares.

A copy of such Prospectus is contained in the Funds
497 filing, September 20, 2010, accession number 0001193125-10-212835, and is herein incorporated by reference
as an exhibit to the Sub-Item 77I of Form N-SAR.